SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 13, 2007
ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
704 Quince Orchard Road, Gaithersburg, Maryland 20878
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 721-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
ACE*COMM Corporation has not appealed the Nasdaq Stock Market’s determination to delist the company’s stock from the Nasdaq Capital Market. Accordingly, the company expects its common stock to cease trading on the Nasdaq Capital Market at the opening of business on September 17, 2007.
The company’s common stock will not be immediately eligible to trade on the OTC Bulletin Board but is expected become eligible for such trading if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11 and such application is cleared. Until such time trading in the common stock may be conducted in the “Pink Sheets.” The company cannot assure that its securities will be eligible to trade on the OTC Bulletin Board.
A copy of the company’s press release announcing delisting from the Nasdaq Capital Market is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	99.1 Press release, dated September 14, 2007 announcing delisting from the Nasdaq Capital Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: September 14, 2007	/s/ Steven R. Delmar
	Name:	Steven R. Delmar
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 14, 2007 announcing delisting from the Nasdaq Capital Market.